Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2013 Results
Strong Bookings and Revenue

KANSAS CITY, Mo. - February 4, 2014 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2013 fourth quarter and full year that ended December 28, 2013, delivering strong levels of bookings and revenue performance.

Bookings in the fourth quarter of 2013 were $1.11 billion, an all-time high and an increase of 9 percent compared to fourth quarter 2012 bookings of $1.02 billion, which was the previous all-time high. Full-year 2013 bookings were a record $3.77 billion, up 20 percent compared to 2012 bookings of $3.14 billion.

Fourth quarter revenue was $795.3 million, an increase of 12 percent compared to $710.4 million in the year-ago period. Full year 2013 revenue was $2.91 billion, up 9 percent compared to 2012 revenue of $2.67 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2013 net earnings were $60.1 million and diluted earnings per share were $0.17. Fourth quarter 2012 GAAP net earnings were $111.8 million and diluted earnings per share were $0.32. For the full year, 2013 GAAP net earnings were $398.4 million and diluted earnings per share were $1.13. Full year 2012 GAAP net earnings were $397.2 million and diluted earnings per share were $1.13.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 28, 2013.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for fourth quarter 2013 were $136.7 million, an increase of 16 percent compared to $118.2 million of adjusted net earnings in the fourth quarter of 2012. Adjusted diluted earnings per share were $0.39 in the fourth quarter of 2013 compared to $0.34 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for fourth quarter 2013 adjusted diluted earnings per share was $0.39. For the full year 2013, adjusted net earnings were $496.8 million and adjusted diluted earnings per share were $1.41, compared to full year 2012 adjusted net earnings of $420.8 million and adjusted diluted earnings per share of $1.20.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Fourth quarter 2013 adjusted net earnings and diluted earnings per share exclude share-based compensation expense and a settlement charge. These items reduced fourth quarter 2013 net earnings and diluted earnings per share by $76.6 million and $0.22, respectively. Fourth quarter 2012 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced net earnings and diluted earnings per share by $6.4 million and $0.02, respectively. Share based compensation expense and the settlement charge reduced full-year 2013 net earnings and diluted earnings per share by $98.4 million and $0.28, respectively. Share based compensation expense reduced full year 2012 net earnings and diluted earnings per share by $23.5 million and $0.07, respectively.

Other 2013 Fourth Quarter and Full-Year Highlights:

▪	Fourth quarter cash collections of $781.8 million and operating cash flow of $141.5 million. For the full year, cash collections were $3.05 billion and operating cash flow was $695.9 million.

▪
Fourth quarter free cash flow of negative $41.7 million, reflecting the impact of the settlement charge. For the full year, free cash flow was $168.3 million, compared to $424.7 million in 2012, with the decline due to an increase in capital expenditures and capitalized software related to facilities needs and growth initiatives and the fourth quarter settlement charge. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Fourth quarter days sales outstanding of 67 days, which is down from 74 days in the year-ago quarter.

▪	Total backlog of $8.91 billion, up 23 percent over the year-ago quarter. This was comprised of $8.13 billion of contract backlog and $786.0 million of support and maintenance backlog.

“Cerner’s fourth quarter results reflect a strong finish to the year,” Neal Patterson, Cerner chairman, CEO and co-founder said. “In addition to delivering strong operating results in 2013, we invested heavily in our cloud solutions and infrastructure, and I believe these investments are positioning Cerner for growth through the decade. IT is growing in importance as health care undergoes an unprecedented amount of change, and we believe Cerner’s solutions and services are well aligned with helping stakeholders improve quality and lower costs while adapting to the evolving landscape.”

Future Period Guidance

Cerner currently expects:

▪	First quarter 2014 revenue between $770 million and $810 million.

▪	Full year 2014 revenue between $3.2 billion and $3.4 billion.

▪	First quarter 2014 adjusted diluted earnings per share before share based compensation expense between $0.36 and $0.37.

▪	Full year 2014 adjusted diluted earnings per share before share based compensation expense between $1.62 and $1.67.

▪	First quarter 2014 new business bookings between $860 million and $930 million.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the first quarter of 2014 and between $0.11 and $0.12 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on February 4. The dial-in number for the conference call is (857)-244-7551; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, February 4 through 11:59 p.m. CT, February 7. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 61186290.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 14,000 facilities around the world, including more than 3,000 hospitals; 4,900 physician practices; 60,000 physicians; 590 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 3,500 extended care facilities; 150 employer sites and 1,790 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “positioning”, “guidance”, “expect” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 28, 2013 and December 29, 2012
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2013 (1)	2012 (1)	2013 (1)	2012 (1)
Revenues
System sales	$245,772	$251,759	$847,809	$902,799
Support, maintenance and services	531,107	445,098	1,992,830	1,707,329
Reimbursed travel	18,449	13,527	70,109	55,308
Total revenues	795,328	710,384	2,910,748	2,665,436

Margin
System sales	160,978	142,496	545,435	475,343
Support, maintenance and services	492,234	414,777	1,850,591	1,581,896
Total margin	653,212	557,273	2,396,026	2,057,239

Operating expenses
Sales and client service	319,838	274,550	1,173,051	1,020,640
Software development	92,443	78,624	338,786	301,370
General and administrative	157,182	43,655	308,177	163,567
Total operating expenses	569,463	396,829	1,820,014	1,485,577

Operating earnings	83,749	160,444	576,012	571,662

Other income, net	2,756	7,257	12,042	16,046

Earnings before income taxes	86,505	167,701	588,054	587,708
Income taxes	(26,442)	(55,893)	(189,700)	(190,476)
Net earnings	$60,063	$111,808	$398,354	$397,232

Basic earnings per share	$0.17	$0.33	$1.16	$1.16

Basic weighted average shares outstanding	343,501	343,487	343,636	341,861

Diluted earnings per share	$0.17	$0.32	$1.13	$1.13

Diluted weighted average shares outstanding	352,131	352,361	352,281	351,394

Note 1: Operating expenses for the three and twelve months ended December 28, 2013 and December 29, 2012 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Years Ended
	2013	2012	2013	2012

Sales and client service	$6,973	$5,100	$24,058	$17,316
Software development	2,949	2,322	11,096	9,217
General and administrative	3,415	2,922	13,800	11,579
Total share-based compensation	13,337	10,344	48,954	38,112
Amount of related income tax benefit	(4,788)	(3,957)	(18,607)	(14,578)
Net impact on net earnings	$8,549	$6,387	$30,347	$23,534
Decrease to diluted earnings per share	$0.03	$0.02	$0.09	$0.07

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and twelve months ended December 28, 2013 and December 29, 2012
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Years Ended
	2013	2012	2013	2012
Net Earnings
Net earnings (GAAP)	$60,063	$111,808	$398,354	$397,232
Share-based compensation expense, net of tax	8,549	6,387	30,347	23,534
Settlement charge, net of tax[2]	68,078	—	68,078	—
Adjusted net earnings (non-GAAP)[3]	$136,690	$118,195	$496,779	$420,766

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Years Ended
	2013	2012	2013	2012
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.17	$0.32	$1.13	$1.13
Share-based compensation expense, net of tax	0.03	0.02	0.09	0.07
Settlement charge, net of tax[2]	0.19	—	0.19	—
Adjusted diluted earnings per share (non-GAAP)[3]	$0.39	$0.34	$1.41	$1.20

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Years Ended
	2013	2012	2013	2012
Cash flows from operating activities (GAAP)	$141,480	$180,554	$695,865	$708,314
Capital purchases	(134,471)	(53,463)	(352,877)	(183,429)
Capitalized software development costs	(48,698)	(27,683)	(174,649)	(100,189)
Free cash flow (non-GAAP)[4]	$(41,689)	$99,408	$168,339	$424,696

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for more comprehensive review and understanding of our overall financial, operational and economic performance.

Note 2: The settlement charge is presented net of an income tax benefit of $38.1 million.

Note 3: Cerner provides earnings with and without share-based compensation expense and settlement charge because earnings excluding these expenses is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 4: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 28, 2013 (unaudited) and December 29, 2012

(In thousands)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$202,377	$317,120
Short-term investments	677,004	719,665
Receivables, net	582,926	577,848
Inventory	32,299	23,681
Prepaid expenses and other	175,488	113,572
Deferred income taxes, net	91,614	38,620
Total current assets	1,761,708	1,790,506

Property and equipment, net	792,781	569,708
Software development costs, net	347,077	267,307
Goodwill	307,422	247,616
Intangible assets, net	144,132	132,045
Long-term investments	554,873	509,467
Other assets	190,371	187,819
Total assets	$4,098,364	$3,704,468

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$145,019	$141,212
Current installments of long-term debt and capital lease obligations	54,107	59,582
Deferred revenue	209,746	189,652
Accrued payroll and tax withholdings	147,986	125,253
Other accrued expenses	83,574	64,413
Total current liabilities	640,432	580,112

Long-term debt and capital lease obligations	111,717	136,557
Deferred income taxes and other liabilities	170,392	143,212
Deferred revenue	8,159	10,937
Total liabilities	930,700	870,818

Shareholders’ Equity:
Common stock	3,443	3,442
Additional paid-in capital	812,853	840,769
Retained earnings	2,393,048	1,994,694
Treasury stock	(28,251)	—
Accumulated other comprehensive loss, net	(13,429)	(5,255)
Total shareholders’ equity	3,167,664	2,833,650
Total liabilities and shareholders’ equity	$4,098,364	$3,704,468